10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period November 1, 2002 through April 30, 2003.

Fund

Utility & Telecommunications Fund

Security
Nisource Inc.
Nisource Inc.
Nisource Inc.
Nisource Inc.
Nisource Inc.
Advisor
EIMCO

Transaction

 Date
11/6/02
11/6/02
11/6/02
11/6/02
11/6/02
Cost
$1,784,250
$1,784,250
$336,720
$334,890
$334,890

Offering Purchase

0.271%
0.271%
0.051%
0.051%
0.051%
Broker
Credit Suisse First Boston Corp Underwriting Syndicate Members Banc of America Securities LLC Credit Suisse First Boston Corp Dresdner Kleinwort Wasserstein Secs LLC Salomon Smith Barney Inc. Wachovia Securities, Inc.

Fund

Utility & Telecommunications Fund

Security

Oneok Inc.
Oneok Inc.
Oneok Inc.
Advisor

EIMCO

Transaction

 Date

1/23/03

1/23/03

1/23/03

Cost

$1,925,280
$1,925,280
$1,306,440

Offering Purchase

0.933%

0.933%

0.633%

Broker

Banc of America Securities LLC
Underwriting
Syndicate
Members
Banc of America Securities LLC
Credit Suisse First Boston Corp
Dresdner Kleinwort Wasserstein Secs LLC